Herman G. Herbig

Attorney At Law      504 Muller Land                  111 Glengall Road
                     Minden, Nevada   89423-9700      London   NW6 7HG
                     U.S.A.                           United Kingdon

                     Office:  1 775.782.4003
                     Fax:     1 209.927.4824
                     email:   HGH@Herbig.com


February 8, 2004


UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:

Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL
      TO USE OF NAME IN THE REGISTRATION STATEMENT ON
      FORM SB-2 OF THE PANARION,INC. AND ANY AMENDMENTS.

I am securities counsel for the above mentioned Company and I have prepared the registration statement on Form SB-2 and any amendments. I hereby consent to the inclusion and reference of my name and to a discussion of the opinion in the prospectus and the reproduction of the opinion in an exhibit in the Registration Statement on Form SB-2 and any amendments for Panarion, Inc.

It is my opinion that the 2,000,000 common shares being registered on behalf of selling shareholders pursuant to Form SB-2 Registration
Statement of Panarion, Inc. have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.

Yours very truly,



/s/Herman G. Herbig
-----------------------------
Herman G. Herbig